OVERSTOCK.COM, INC.
LIMITED POWER OF ATTORNEY SECURITIES LAW COMPLIANCE
        The undersigned, as an officer or director of
Overstock.com, Inc. (the "Company"), hereby
constitutes and appoints Patrick M. Byrne, President,
David K. Chidester, Senior Vice President, Finance,
Daniel S. Lee, Vice President and Controller, and
Jonathan E. Johnson III, Senior Vice President,
Corporate Affairs and Legal, and each of them, the
undersigned's true and lawful attorney in fact and
agent to complete and execute such Forms 144, Forms 3,
4 and 5 and other forms as any such attorney in fact
shall in his discretion determine to be required or
advisable pursuant to Rule 144 promulgated under the
Securities Act of 1933, as amended, Section 16 of the
Securities Exchange Act of 1934, as amended, and the
rules and regulations thereunder, or any successor
laws and regulations, as a consequence of the
undersigned's ownership, acquisition or disposition of
securities of the Company, and to do all acts
necessary in order to file such forms with the
Securities and Exchange Commission, any securities
exchange or national association, the Company and such
other person or agency as any such attorney in fact
shall deem appropriate.  The undersigned hereby
ratifies and conforms all that said attorneys in fact
and agents shall do or cause to be done by virtue
hereof.
        This Limited Power of Attorney shall remain in
full force and effect until the undersigned is no
longer required to file Forms 3, 4 and 5 with respect
to the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a writing delivered to
the foregoing attorneys in fact.
        This Limited Power of Attorney is executed at New
York City, as of the date set forth below.
/s/Ray J. Groves
Signature
Ray J. Groves
Type or Print Name
Dated: October 13,
2005
WITNESS:
/s/Ann Groves
Signature
Ann Groves
Type or Print Name

Dated: October 13, 2005





Securities Law Power of Attorney